EXHIBIT 10.3

LOAN AGREEMENT

This LOAN AGREEMENT (the "Agreement") is made as of the 12th day of December, 2007 by and between Jeffrey Weiland (the "Borrower"), and Digital Extreme Technologies, Inc., a California corporation (the "Lender").

      The parties hereby agree as follows:

SECTION 1.   AMOUNT AND TERMS OF THE LOAN

      1.1              THE LOAN. Subject to the terms of this Agreement, the Borrower shall borrow from the Lender and the Lender shall lend to the Borrower up to Sixty Thousand Dollars and no Cents ($60,000.00) (the “Loan”) for the purpose of financing Borrower.  This amount is available as a credit line to be drawn upon as necessary by the Borrower to meet his personal (non-business) living expense needs.  For ease of recordkeeping, it is expected that the Borrower will keep track of any and all such personal expenses by using his personal AMEX and submitting a monthly statement for Lender’s review and approval.  It is anticipated that all monies provided by lender pursuant to this agreement will be in the form of payments made directly to American Express. Borrower may borrow from the Lender and the Lender may lend to the Borrower additional amounts not included within the American Express statements (“Additional Loans”) as is necessary, in Lender’s sole discretion, for the purpose of financing Borrower.

      1.2              INTEREST. The Loan shall bear interest on the unpaid principal balance thereof from the date of this Agreement, December 12, 2007, until the Loan is repaid in full at a per annum rate equal to ten percent (6%) (compounded annually).

      1.3              METHOD OF PAYMENT TO LENDER. All payments of principal and interest on the Note and Additional Loans shall be paid directly to the Lender at such place as the Lender shall designate.  Borrower agrees that any earned but unpaid salaries may be offset against such loan balance until paid in full.

      1.4              TERM OF LOAN. The Loan and Additional Loans shall be due and payable on demand.  In the event of termination of the borrower’s employment from the Lender, the amount (principal and interest) becomes due and payable immediately.

SECTION 2.   DELIVERY OF LOAN PROCEEDS. Payments shall be delivered by Lender to Borrower in the form of checks issued by Lender directly to American Express upon Lender’s review and approval of monthly charge card statements.  Borrower agrees to retain any further supporting documentation, as may be required upon request by Lender. Further, the Borrower shall deliver to the Lender, a Promissory Note representing the Loan or Loans upon request by Lender.

SECTION 4.   REPRESENTATION AND WARRANTIES OF THE LENDER

      4.1              PURCHASE FOR OWN ACCOUNT. The Lender represents that it is acquiring the Note(s) solely for its own account and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

      4.2              NO COMMISSIONS. The Lender represents that it has no knowledge that any commission or other remuneration is due or payable, directly or indirectly, to any arising from the transaction contemplated hereby.

SECTION 5.   MISCELLANEOUS

      5.1              NO PROHIBITION ON TRANSFER OR ASSIGNMENT. The Borrower agrees that Lender may sell, transfer, assign, or otherwise convey the Note.

      5.2              BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      5.3              GOVERNING LAW. This Agreement and the Note shall be governed by and construed under the laws of the State of Nevada.

      5.4              COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute this Agreement.

      5.5              TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in constructing or interpreting this Agreement.

      5.6              NOTICES. Any notice required or permitted under this Agreement shall be in writing given to the parties at such place as such party may designate.

      5.7              MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent or departure therefrom shall be effective unless in writing and approved by the Borrower and the Lender.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDER: Digital Extreme Technologies, Inc. By: /s/ Robert Scott Amaral -------------------------------- Robert Scott Amaral CEO	BORROWER: Jeffrey Weiland By: /s/ Jeffrey Weiland --------------------------------- Jeffrey Weiland President